Exhibit 99.1

Cougar Biotechnology Initiates Phase III Trial of CB7630 (Abiraterone Acetate) in Chemotherapy-Naïve Castration-Resistant Prostate Cancer Patients

LOS ANGELES--(BUSINESS WIRE)--April 29, 2009--Cougar Biotechnology, Inc. (NASDAQ: CGRB) today announced the initiation of a Phase III clinical trial (COU-AA-302) of its lead drug candidate CB7630 (abiraterone acetate) in patients with chemotherapy-naïve castration-resistant prostate cancer (CRPC). The COU-AA-302 Phase III trial is a randomized, double-blind, placebo-controlled trial of CB7630 plus prednisone in patients with metastatic CRPC who have not yet received treatment with chemotherapy. The trial is expected to enroll approximately 1,000 patients who will be randomized (1:1) to receive either CB7630 plus prednisone or placebo plus prednisone. The trial will be conducted at approximately 150 sites in North America, Europe and Australia. The co-primary endpoints of the trial are progression free survival and overall survival. The Company plans to use the progression free survival data from the trial as the basis for submission of a New Drug Application and a Marketing Authorization Application for Accelerated and Conditional Approval from the regulatory agencies.

Alan H. Auerbach, Chief Executive Officer and President of Cougar Biotechnology, said, "Initiation of this Phase III trial of CB7630 in chemotherapy-naïve prostate cancer patients represents an important milestone in the clinical development of CB7630. As these patients continue to represent a market that is underserved with current treatments, we are pleased to initiate the COU-AA-302 Phase III trial in this patient population.”

Arturo Molina, M.D., M.S., FACP, Chief Medical Officer and Executive Vice President of Clinical Research and Development of Cougar, added, “The interim results of our Phase II trials of CB7630 have shown strong evidence of antitumor activity in patients with metastatic CRPC who have not yet received chemotherapy; therefore, we are pleased to initiate the COU-AA-302 Phase III trial in this patient population. Due to the high level of awareness of CB7630 in the urology and medical oncology communities, we look forward to aggressively enrolling this Phase III trial.”

About Cougar Biotechnology

Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar’s oncology portfolio includes CB7630, a targeted inhibitor of the 17-alpha hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase III clinical trials in prostate cancer and a Phase I/II trial in breast cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in multiple myeloma; and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements related to the number of subjects to be enrolled in the COU-AA-302 study and the pace of such enrollment, the number if sites at which COU-AA-302 will be conducted, the conduct of other clinical trials of CB7630, additional FDA registration strategies for CB7630, the benefits to be derived from Cougar’s drug development programs, including the potential advantages of CB7630 and its potential for use in the treatment of chemotherapy-naïve CRPC and in second-line treatment settings. Such statements involve risks and uncertainties that could cause Cougar’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization, including the uncertainty of whether results of prior clinical trials of CB7630 will be predictive of results of later stage clinical trials, including COU-AA-302. For a discussion of these and other factors, please refer to Cougar’s annual report on Form 10-K for the year ended December 31, 2008, as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Cougar Biotechnology, Inc.
+1-310-943-8040
Alan H. Auerbach, Chief Executive Officer and President
ahauerbach@cougarbiotechnology.com
Mariann Ohanesian, Director of Investor Relations
mohanesian@cougarbiotechnology.com
or
Russo Partners, LLC
David Schull, +1-212-845-4271
David.schull@russopartnersllc.com
Andreas Marathovouniotis, +1-212-845-4235
Andreas.marathis@russopartnersllc.com